Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Incentive Compensation Plan of Allot Ltd. of our reports dated April 10, 2024, with respect to the consolidated financial statements of Allot Ltd., and the effectiveness of internal control over financial reporting of Allot Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel February 26, 2025	/s/ Kost Forer Gabbay & Kasierer A Member of EY Global